                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Regal Cinemas, Inc. 401(k) Profit Sharing Plan of our report dated March 22, 1994 (with respect to the financial statements of Litchfield Theatres, Ltd. for the year ended December 31, 1993 which are not separately presented), appearing in the Current Report on Form 8-K dated July 2, 1996, of Regal Cinemas, Inc. filed with the Securities and Exchange Commission.


/s/ Deloitte & Touche LLP


Columbia, South Carolina
October 1, 1996